CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 53 to the Registration Statement on Form N-1A of Fidelity Contrafund, of our report dated February 10, 1999 on the financial statements and financial highlights included in the December 31, 1998 Annual Report to Shareholders of Fidelity Contrafund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.

 /s/PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP
Boston, Massachusetts
February 22, 1999